CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2019, appearing in the Annual Report on Form 10-K of Goosehead Insurance, Inc. and subsidiaries for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 14, 2019